UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Item 8.01 Other Events

On November 2, 2007, Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing positive top-line data from the randomized, placebo-controlled, multi-center Phase 2a proof-of-concept trial of MEM 3454, the Registrant’s lead nicotinic alpha-7 receptor partial agonist, in 80 patients with mild to moderate Alzheimer's disease over an eight week treatment period. The trial was an exploratory efficacy study to learn about MEM 3454 as a potential treatment for Alzheimer’s disease. The primary endpoint of the trial was the change from baseline in the Quality of Episodic Secondary Memory (QESM) factor score of the Cognitive Drug Research (CDR) battery. There were three oral daily doses of MEM 3454 tested in the trial, 5 mg, 15 mg and 50 mg. The CDR battery was administered at baseline and on six days during the treatment period, at four time points (pre-dosing and 2, 4 and 8 hours post-dosing) each day. For the eight hour post-dose time points over the treatment period, subjects receiving 5 mg and 15 mg of MEM 3454 demonstrated a statistically significant effect on the QESM compared to placebo (p=0.023 and p=0.050, respectively).

Secondary endpoints in the trial included other composite scores from the CDR battery that measure working memory, attention and executive function, and the Alzheimer’s Disease Assessment Scale – cognitive subscale (ADAS-Cog). On secondary CDR battery measures, using all time points combined over the treatment period, the trial showed that the 5 mg and 15 mg doses achieved statistically significant positive results on Quality of Working Memory (p=0.031 and p=0.047). The 15 mg group also demonstrated trends to efficacy on Speed of Memory (p=0.080). Quality of Working Memory is a composite score derived from accuracy measures in the CDR battery that reflect how well subjects can hold information in working memory. The Speed of Memory composite score reflects the time it takes to recall an item from memory. For the ADAS-cog, the 15 mg group showed numeric improvements favoring treatment over placebo. There were two additional secondary endpoints in the study from the CDR battery, Power of Attention and Continuity of Attention, and on these measures the study found no statistically significant differences between treatment and placebo. The 50 mg group also showed no statistically significant differences favoring treatment at any endpoint in the study.

In analyses of QESM at certain other time points, and for all time points combined, the placebo group performed statistically significantly better than the treatment groups due to substantially lower QESM scores at baseline for the placebo group, at the 2 and 4-hour time points, as compared to the treatment groups. After adding a covariate for baseline scores to the statistical model, the MEM 3454 5 mg group demonstrated a statistically significant change from baseline on QESM at all time points combined compared to placebo (p=0.032). The MEM 3454 5 mg and 15 mg dose groups demonstrated statistical significance (p=0.003 and p=0.023, respectively), and the 50 mg dose group demonstrated a trend favoring treatment (p=0.083) for the eight hour post-dose time points on QESM. In addition, the 5 mg and 15 mg dose groups demonstrated a statistically significant effect on Quality of Working Memory, over all time points combined (p=0.006 and p=0.004, respectively). The 5 mg dose group also demonstrated a statistically significant effect on Speed of Memory (p<0.001) over all time points combined.

MEM 3454 was well-tolerated in the trial, with the exception that the number of subjects with constipation was higher in the treatment groups (43%) compared to placebo (5%). There was one treatment-emergent serious adverse event in the 15 mg group, which was deemed not to be treatment-related by the investigator.

A copy of the press release that includes this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated November 2, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

November 2, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 2, 2007